Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces First Quarter 2008 Financial Results

First quarter revenue was a record $53.4 million, a 141% increase;

Billable transactions processed was a record 445 million, a 68% increase;

MOUNTAIN VIEW, Calif. – April 29, 2008 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its first quarter ended March 31, 2008.

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First quarter revenue was a record $53.4 million, a 141% increase compared to $22.1 million in the same period the previous year. First quarter 2008 includes a full quarter of Authorize.Net results, as the acquisition closed on November 1, 2007.

•	On a GAAP basis, net income for the first quarter of 2008 was $533,000 and earnings per share was $0.01, compared to $736,000 or $0.02 per share in the first quarter of 2007.

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Non-GAAP net income was $11.5 million or $0.16 per share, a 281% increase compared to $3.0 million or $0.08 per share for the first quarter of 2007. Non-GAAP net income excludes stock-based compensation expense, the reduction in the deferred tax asset allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

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During the first quarter, CyberSource processed a record 445 million billable transactions, a 68% increase over the same period the previous year, up 7% from the fourth quarter of 2007. The value of transactions processed was $26.6 billion, a 153% increase over Q1 2007.

•	CyberSource signed a record of approximately 25,000 new customers in the quarter increasing the customer base to approximately 237,000.

“We started off 2008 with a very strong first quarter, adding to our customer base, our product portfolio and delivering financial results that reflect the power of our business model and the strength of the eCommerce market. Cash flow from operating activities was $11.7 million in first quarter 2008, compared to $2.3 million for the first quarter of 2007,” said Bill McKiernan, Chairman and Chief Executive Officer of CyberSource. “We continue to expand our UK-based operations to service the payment requirements of our non-US customers. We also are benefiting from our large US based customers who continue to sell aggressively to consumers outside of the US. We processed approximately $26.6 billion in payments for the quarter, up 153% from a year ago. Approximately 25% of that volume was non-US dollar transactions which originated outside the US. This highlights the strength of our international business and the increasing globalization of eCommerce.”

Business Highlights

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International: CyberSource continues to see significant momentum outside the US. CyberSource’s European operations processed a record 86.2 million transactions in the first quarter, an increase of 94% over the same period last year, and approximately 19% of total transaction volume. The Company’s European business represents about 6% of revenue, which doesn’t include transactions originated by consumers outside the US who purchased from CyberSource’s US-based merchants.

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Global acquiring: CyberSource achieved significant growth in its global acquiring services during the first quarter, generating approximately $17.0 million of revenue, up 92% over the previous year. Over 800 customers selected CyberSource for global acquiring services in the quarter up from about 350 in the fourth quarter 2007, which is the highest number of new acquiring customers CyberSource has added in a quarter.

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Customers: CyberSource added approximately 25,000 new customers in the quarter, bringing its installed base of customers to approximately 237,000. New enterprise customer wins this quarter included Circuit City, Cox Communications, TAP Portugal, Travelex, and Vera Wang. Existing customers that added new services or renewed agreements during the quarter include: Craigslist, H&R Block, and Nike.

•	Fraud Management: CyberSource continues to enhance its fraud solutions with new features and advanced levels of automation to increase the efficiency of order review and speed the processing of orders. CyberSource also added device fingerprinting to its comprehensive fraud detection systems. Device fingerprinting creates a digital fingerprint of the computer being used by the buyer and can expose fraudsters who use the same computer to place multiple orders using different identities or addresses. As fraud detection and complex order management becomes more of a burden on merchants, CyberSource also offers managed fraud services. Managed fraud services provides customers with a team of CyberSource experts who complement internal customer staff and procedures to help mitigate the risk of fraud.

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Authorize.Net: The acquisition of Authorize.Net has added tremendous value as CyberSource addresses the small business market. CyberSource continues to work to ensure a smooth integration and has combined these two great teams with virtually no attrition of employees or channel partners. Examples of the financial and business synergies from the combination are CyberSource’s improving net operating margin and rapid customer growth. CyberSource is now able to sell a wide range of customers comprehensive payment solutions through approximately 4,000 channel partners as well as its direct sales force.

Stock buyback program

The Board of Directors has authorized the use of up to $10 million for the repurchase of CyberSource common stock. The purchases will be made in the open market from time to time over the next twelve months as market and business conditions warrant. All purchases are subject to the availability of shares and, accordingly, there is no guarantee as to the timing or number of shares to be repurchased, if any. During 2007, the Company repurchased 420,800 shares of common stock at an average price per share of $11.96.

Guidance for the second quarter and full year 2008

CyberSource is providing guidance for the second quarter of 2008 and full year 2008 based on information available as of April 29, 2008. Guidance does not take into account any further reductions in the company’s valuation allowance against its deferred tax assets, which would result in a tax benefit during the period of the reduction. CyberSource will continue to evaluate whether a further reduction is appropriate.

For the second quarter ending June 30, 2008:

•	Total revenue is expected to be between $54.0 and $54.5 million.

•	The company expects to process between 445 million and 455 million billable transactions.

•	GAAP gross profit is expected to be between $27.0 and $27.2 million, while GAAP operating expenses are expected to be between $28.2 and $28.4 million.

•	The company expects to record a GAAP net loss in the second quarter of ($500,000) to ($600,000) and a loss per share of ($0.01) based on a weighted average share count of 71.5 million shares.

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Non-GAAP net income for the second quarter is expected to be between $9.8 and $10.0 million and non-GAAP earnings per share is expected to be $0.14 based on a weighted average share count of 71.5 million shares.

CyberSource is reiterating its guidance for full year 2008.

•	Total revenue for 2008 is expected to be between $215 and $220 million.

•	GAAP net income for 2008 is expected to be between breakeven and a ($1.0) million loss.

•	GAAP earnings per share is expected to be between breakeven and a ($0.01) loss per share, based on a weighted average share count of 72 million shares.

•	Non-GAAP net income for the full year 2008 is expected to be between $42.5 and $44 million.

•	Non-GAAP earnings per share is expected to be between $0.59 and $0.61 based on a weighted average share count of 72 million shares.

Public call/web cast details

CyberSource will host a public conference call today, April 29, 2008 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the first quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 42416941. A taped replay of this call will be available through May 31, 2008. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through July 31, 2008.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 237,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales, service, and development offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington, American Fork, Utah and Austin, Texas. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the deferred tax asset allowance, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended March 31, 2008, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) strength of the first quarter results, customer base additions, business model, and eCommerce market; (2) strength of the company’s international business and increasing globalization of eCommerce; (3) momentum of business outside of the U.S.; (4) growth of the global acquiring business; (5) the acquisition of Authorize.Net adding tremendous value; (6) integration of the Authorize.Net business; (7) the company stock buyback program; and, (8) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, the risks inherent in integrating a newly-acquired business, the risk of the economy, in general, and online economy, in particular, slowing down, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 11, 2008, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2008 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. BidPay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues	$53,420	$22,125
Cost of revenues	25,828	11,916

Gross profit	27,592	10,209
Operating expenses:
Product development	5,247	2,591
Sales and marketing	16,630	4,369
General and administrative	5,502	2,792

Total operating expense	27,379	9,752

Income from operations	213	457
Other income, net	147	53
Interest income	394	673

Income before income taxes	754	1,183
Income tax provision	221	447

Net income	$533	$736

Basic net income per share	$0.01	$0.02

Diluted net income per share	$0.01	$0.02

Weighted average number of shares used in computing basic net income per share	68,789	35,011

Weighted average number of shares used in computing diluted net income per share	71,336	37,242

Non-GAAP Financial Metrics:
Gross profit	$30,370	$10,738
Operating expenses	$19,307	$8,422
Net income	$11,514	$3,021
Basic net income per share	$0.17	$0.09
Diluted net income per share	$0.16	$0.08

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP gross profit	$27,592	$10,209
Add FAS123R expense	340	182
Add depreciation expense	988	325
Add amortization of intangible assets	1,450	22

Non-GAAP gross profit	$30,370	$10,738

GAAP operating expenses	$27,379	$9,752
Less FAS123R expense	(1,852)	(1,209)
Less depreciation expense	(373)	(109)
Less amortization of intangible assets	(5,718)	(12)
Less non-recurring charges	(129)	—

Non-GAAP operating expenses	$19,307	$8,422

GAAP net income	$533	$736
Add FAS123R expense	2,192	1,391
Add non-cash tax provision	131	426
Add depreciation expense	1,361	434
Add amortization of intangible assets	7,168	34
Add non-recurring charges	129	—

Non-GAAP net income	$11,514	$3,021

GAAP basic net income per share	$0.01	$0.02
Add FAS123R expense	0.03	0.04
Add non-cash tax provision	—	0.01
Add depreciation expense	0.02	0.02
Add amortization of intangible assets	0.11	—
Add non-recurring charges	—	—

Non-GAAP basic net income per share	$0.17	$0.09

GAAP diluted net income per share	$0.01	$0.02
Add FAS123R expense	0.03	0.04
Add non-cash tax provision	—	0.01
Add depreciation expense	0.02	0.01
Add amortization of intangible assets	0.10	—
Add non-recurring charges	—	—

Non-GAAP diluted net income per share	$0.16	$0.08

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$50,685	$40,393
Accounts receivable, net	14,818	15,503
Prepaid expenses and other current assets	4,143	4,189
Deferred income taxes	3,596	3,596

Total current assets	73,242	63,681
Property and equipment, net	12,404	10,664
Intangible assets, net	151,148	158,316
Goodwill	291,456	291,456
Non-current deferred income taxes	9,546	9,773
Other non-current assets	2,365	2,341
Restricted cash	1,516	1,516

Total assets	$541,677	$537,747

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,205	$613
Funds due to merchants	12,246	11,399
Other accrued liabilities	12,085	14,297
Deferred revenue	4,127	3,772
Accrued restructuring	537	904

Total current liabilities	30,200	30,985
Deferred revenue, less current portion	707	493
Accrued restructuring, less current portion	873	860
Other non-current tax liabilities	2,237	2,195

Total liabilities	34,017	34,533
Total stockholders’ equity	507,660	503,214

Total liabilities and stockholders’ equity	$541,677	$537,747

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$533	$736
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	7,168	34
Depreciation expense	1,361	434
Income on investment in joint venture	(50)	(46)
Stock-based compensation	2,192	1,391
Changes in operating assets and liabilities:
Accounts receivable	685	(658)
Prepaid expenses and other current assets	46	(297)
Deferred income taxes	227	426
Other non-current assets	26	47
Accounts payable	592	34
Accrued liabilities	(2,566)	113
Funds due to merchants	847	—
Deferred revenues	569	71
Other long-term tax liabilities	42	—

Net cash provided by operating activities	11,672	2,285
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,101)	(475)
Purchases of short-term investments	—	(14,783)
Maturities of short-term investments	—	16,066

Net cash provided by (used in) investing activities	(3,101)	808
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,701	970

Net cash provided by financing activities	1,701	970
Effect of exchange rate changes on cash	20	(11)

Increase in cash and cash equivalents	10,292	4,052
Cash and cash equivalents at beginning of period	40,393	21,701

Cash and cash equivalents at end of period	$50,685	$25,753